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                                    FORM 8-A


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                   SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934.


                               HARTFORD LIFE, INC.
                        -------------------------------
             (Exact name of registrant as specified in its charter)


                         DELAWARE                         06-1470915
                         --------                         ----------
                 (State of incorporation)      (IRS Employer Identification No.)

                  200 HOPMEADOW STREET,                     06089
                   SIMSBURY, CONNECTICUT
         (Address of principal executive offices)         (Zip Code)


         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [X]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


         TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH EACH
                                            CLASS IS TO BE REGISTERED
7.375% Senior Notes due March 1, 2031           New York Stock Exchange



        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:


                                      None

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant is applying for registration of its 7.375% Senior Notes due March 1, 2031 (the "Notes"). Information relating to the Registrant's Notes is set forth under the caption "Description of Debt Securities" on pages 12 through 21 of the Registrant's Prospectus (the "Base Prospectus"), which was included in the Registrant's Registration Statement on Form S-3 (Registration No. 333-56283) filed with the Securities and Exchange Commission (the


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"Commission") on June 25, 1998 (the "Registration Statement") under the
Securities Act of 1933, as amended (the "1933 Act"). Such information is incorporated by reference to the Base Prospectus and is filed as Exhibit 1 to this Form 8-A Registration Statement. Information relating specifically to the Registrant's Notes is set forth under the caption "Description of the Notes" on pages S-9 through S-10 of the Registrant's Prospectus Supplement, dated February 22, 2001, filed with the Commission on February 23, 2001 pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act (the "Prospectus Supplement"). Such information is incorporated by reference to the Prospectus Supplement and is filed as Exhibit 2 to this Form 8-A Registration Statement.


ITEM 2.  EXHIBITS.

I.       The following exhibits are filed with the Commission:

         1. Pages 12 through 21 of the Base Prospectus, incorporated by reference to the Registration Statement.

         2. Pages S-9 through S-10 of the Prospectus Supplement, incorporated by reference to the Prospectus Supplement.

         3.       Form of Registrant's 7.375% Senior Notes due March 1, 2031.

         4. Restated Certificate of Incorporation of the Registrant, filed as Exhibit 3.01 to the Registrant's Form 10-Q, for the second quarter ended June 30, 2000, incorporated herein by reference.

         5.       Amended and Restated Bylaws of the Registrant, filed as
                  Exhibit 3.02 to the Registrant's Form 10-Q, for the second quarter ended June 30, 2000, incorporated herein by reference.

         6. Senior Indenture, dated as of May 19, 1997, between the Registrant and Citibank, N.A., as Trustee, incorporated by reference to Registrant's Registration Statement on Form S-3 (Registration No. 333-21865).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                HARTFORD LIFE, INC.



                                                By: /S/ C. MICHAEL O'HALLORAN
                                                     -------------------------
                                                Name:   C. Michael O'Halloran
                                                Title:  Vice President



Dated:  February 26, 2001